Exhibit 99.1

Company has Taken Swift Measures to Counter the Impact from COVID-19

GREENWOOD VILLAGE, CO – June 10, 2020 - Startek, Inc. (NYSE:SRT), a global provider of customer experience management solutions, is reporting financial results for the quarter ended March 31, 2020.

Management Commentary

“Since the onset of the pandemic, we have continued to prioritize our employees’ health and safety while providing ongoing support for our clients,” said Aparup Sengupta, Executive Chairman and Global CEO of Startek. “As a global company, the degree of COVID-19 related impacts to our business has varied by geography. However, I can proudly state that we have taken very effective measures to partially offset the impact of this unprecedented challenge faced by the world.

“Beginning in late March, we experienced sudden lockdowns and movement restrictions which impacted our operations. We quickly enabled employees to work from home in many of our geographies after gaining approval from clients and other regulatory authorities. As more economies begin to reopen, we are preparing our delivery campuses to operate efficiently with proper safety and social distancing standards. However, we plan to remain flexible with our business operations until we are certain of what the new normal will be.”

Rajiv Ahuja, President of Startek added, “the demand from our clients remains very strong, particularly within our largest verticals, such as telecom, e-commerce, media/cable, and healthcare. As we look ahead, like most businesses around the world, we cannot predict the full impact from COVID-19, as the aftermath from the pandemic and its effect on the global economy remains uncertain. Nevertheless, we expect to continue adapting to the new environment accordingly, with a key focus on cost controls and managing adequate liquidity.

“I am incredibly proud of our team for their hard work and dedication to serving our clients despite the various challenges we have faced, and our deepest condolences go to all the families dealing with the health and economic consequences of this tragic pandemic.”

First Quarter 2020 Financial Results

Net revenue for the quarter was $160.9 million compared to $161.1 million in the first quarter of 2019. Net revenue in the first quarter was impacted by the COVID-19 lockdowns in most geographies.

Gross profit in the first quarter was $20.1 million compared to $27.2 million in the year ago quarter. Gross margin was 12.5% compared to 16.9% in the year ago quarter. Lower gross margins was primarily driven by higher costs relative to revenues as a result of the COVID-19 lockdowns in geographies such as India, Philippines and Honduras.

Selling, general and administrative (SG&A) expenses decreased to $17.3 million compared to $24.1 million in the year-ago quarter. As a percentage of revenue, SG&A improved 420 basis points to 10.7% compared to 14.9% in the year-ago quarter as the company has implemented a series of cost reductions over the last 12 months. This is also reflected in the sequential decline in SG&A costs over the last three quarters.

Net loss attributable to Startek shareholders for the quarter was $26.6 million or $(0.69) per share, compared to a net loss of $3.3 million or $(0.09) per share in the year-ago quarter. Net loss in the first quarter of 2020 included an approximate $22.7 million goodwill impairment primarily due to COVID-19 related forecasted declines in the Company’s business in India, South Africa, and Australia.

Adjusted net loss* in the first quarter of 2020 was $0.7 million, or $(0.02) per share, compared to an adjusted net loss* of $0.3 million or $(0.01) in the first quarter of 2019.

Adjusted EBITDA* for the quarter was $10.5 million compared to $10.9 million in the year-ago quarter.

At March 31, 2020, cash and restricted cash increased to $39.7 million compared to $32.6 million at December 31, 2019. Total debt at the end of the quarter was $175.2 million compared to $174.7 million at the end of 2019. This resulted in a reduction of net debt to $135.5 million compared to $142.1 million. The company continues to focus on ensuring adequate liquidity for future needs and is comfortable with its cash balance today.

*A non-GAAP measure defined below.

Conference Call and Webcast Details

Startek management will hold a conference call today at 5:00 p.m. Eastern time to discuss its financial results. The conference call will be followed by a question and answer period.

Date: Wednesday, June 10, 2020

Time: 5:00 p.m. Eastern time

Toll-free dial-in number: (844) 239-5283

International dial-in number: (574) 990-1022

Conference ID: 3042088

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at (949) 574-3860.

The conference call will be broadcast live and available for replay here, as well as in the investor relations section of the company’s website at www.startek.com.

A telephonic replay of the conference call will also be available after 8:00 p.m. Eastern time on the same day through June 17, 2020.

Toll-free replay number: (855) 859-2056

International replay number: (404) 537-3406

Replay ID: 3042088

About Startek

Startek is a leading global provider of technology-enabled business process outsourcing solutions. The company provides omni-channel customer experience management, back office and technology services to corporations around the world across a range of industries. The company has more than 45,000 outsourcing experts across 49 delivery campuses worldwide that are committed to delivering transformative customer experience for clients. Services include omni-channel customer care, customer acquisition, order processing, technical support, receivables management and analytics through automation, voice, chat, email, social media and IVR, resulting in superior business results for its clients. To learn more about Startek’s global solutions, please visit www.startek.com.

Forward-Looking Statements

The matters regarding the future discussed in this news release include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are intended to be identified in this document by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “objective,” “outlook,” “plan,” “project,” “possible,” “potential,” “should” and similar expressions. As described below, such statements are subject to a number of risks and uncertainties that could cause Startek's actual results to differ materially from those expressed or implied by any such forward-looking statements. Readers are encouraged to review risk factors and all other disclosures appearing in the Company's Form 10-K for the fiscal year ended December 31, 2019, as filed with the SEC on March 14, 2019, as well as other filings with the SEC, for further information on risks and uncertainties that could affect Startek's business, financial condition and results of operation. Copies of these filings are available from the Securities and Exchange Commission, the Company’s website or the Company’s investor relations department. Startek assumes no obligation to update or revise any forward-looking statements as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date herein.

Investor Relations

Sean Mansouri, CFA or Cody Slach

Gateway Investor Relations

(949) 574-3860

investor@startek.com

STARTEK, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2020	2019
Revenue	161,177	161,142
Warrant contra revenue	(278)	-
Net Revenue	160,899	161,142
Cost of services	(140,841)	(133,928)
Gross profit	20,058	27,214
Selling, general and administrative expenses	(17,255)	(24,079)
Impairment losses and restructuring/exit cost	(24,322)	(1,129)
Acquisition related cost	-	35
Operating (Loss) / Income	(21,519)	2,042
Share of (loss) / profit of equity accounted investees	(8)	342
Interest expense, net	(3,506)	(4,465)
Exchange gain / (loss), net	1,928	(691)
Loss before income taxes	(23,105)	(2,772)
Income tax expense	2,876	385
Net loss	(25,981)	(3,157)
Net income attributable to non-controlling interests	576	189
Net loss attributable to Startek shareholders	(26,557)	(3,346)

Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments	(4,392)	567
Change in fair value of derivative instruments	(672)	(65)
Pension amortization	396	176
Comprehensive loss	(30,649)	(2,479)
Comprehensive income attributable to non-controlling interests	739	276
Comprehensive loss attributable to Startek shareholders	(31,388)	(2,755)

Net loss per common share - basic and diluted	(0.69)	(0.09)
Weighted average common shares outstanding - basic and diluted	38,528	37,522

STARTEK, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	March 31,	December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	27,795	20,464
Restricted cash	11,862	12,162
Trade accounts receivable, net	100,152	108,479
Unbilled Revenue	40,586	41,449
Prepaid and other current assets	19,516	12,008
Total current assets	199,911	194,562
Property, plant and equipment, net	34,133	37,507
Operating lease Right-of-use assets	79,370	73,692
Intangible assets, net	108,225	110,807
Goodwill	196,633	219,341
Investment in associates	477	553
Deferred tax assets, net	3,009	5,251
Prepaid expenses and other non-current assets	15,568	16,370
Total assets	637,326	658,083
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	20,004	25,449
Accrued expenses and other current liabilities	89,600	82,598
Short term debt	32,387	26,491
Current maturity of long term debt	18,666	17,601
Current maturity of operating lease liabilities	20,761	19,677
Current maturity of finance lease obligations	750	632
Total current liabilities	182,168	172,448
Long term debt	123,387	130,144
Operating lease liabilities	59,404	54,341
Other non-current liabilities	12,881	11,140
Deferred tax liabilities, net	17,739	18,226
Total liabilities	395,579	386,299
Commitments and contingencies	—	—
Stockholders’ equity:
Common stock, 60,000,000 non-convertible shares, $0.01 par value, authorized; 38,541,724 and 38,525,636 shares issued and outstanding at March 31, 2020 and December 31, 2019, respectively	385	385
Additional paid-in capital	277,852	276,827
Accumulated other comprehensive loss	(10,853)	(6,022)
Accumulated deficit	(73,115)	(46,145)
Equity attributable to Startek shareholders	194,269	225,045
Non-controlling interest	47,478	46,739
Total stockholders’ equity	241,747	271,784
Total liabilities and stockholders’ equity	637,326	658,083

STARTEK, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2020	2019
Operating Activities
Net loss	$(25,981)	$(3,157)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	7,093	7,304
Impairment of goodwill	22,708	-
Profit on sale of property, plant and equipment	-	(251)
Provision for doubtful accounts	154	630
Warrant contra revenue	278	-
Share-based compensation expense	291	425
Deferred income taxes	1,879	(659)
Share of (loss) / profit of equity accounted investee	8	(342)
Changes in operating assets and liabilities:
Trade accounts receivable	4,503	4,384
Prepaid expenses and other assets	(7,658)	(8,789)
Trade accounts payable	(4,722)	(79)
Income taxes, net	(672)	(948)
Accrued expenses and other current liabilities	12,287	1,105
Net cash (used in) / generated from operating activities	$10,168	$(377)

Investing Activities
Purchases of property, plant and equipment	(2,884)	(3,495)
Net cash used in generated investing activities	$(2,884)	$(3,495)

Financing Activities
Proceeds from the issuance of common stock	43	515
Payments on long term debt	(4,200)	(1,400)
Proceeds from (payments on) other debt, net	4,956	6,102
Net cash generated generated from financing activities	$799	$5,217
Net increase in cash and cash equivalents	8,083	1,345
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(1,052)	(226)
Cash and cash equivalents and restricted cash at beginning of period	32,626	24,569
Cash and cash equivalents and restricted cash at end of period	$39,657	$25,688

Components of cash and cash equivalents and restricted cash
Balances with banks	27,795	14,595
Restricted cash	11,862	11,093
Total cash and cash equivalents and restricted cash	$39,657	$25,688

STARTEK, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP MEASURE

(In thousands)

(Unaudited)

This press release contains references to the non-GAAP financial measure of Adjusted EBITDA. Reconciliation of this non-GAAP measure to its comparable GAAP measure is included below. This non-GAAP information should not be construed as an alternative to the reported results determined in accordance with GAAP. It is provided solely to assist in an investor’s understanding of these items on the comparability of the Company’s operations.

Adjusted EBITDA:

The Company defines non-GAAP Adjusted EBITDA as Net loss plus Income tax expense, Interest and other expense, net, Depreciation and amortization expense, Restructuring and other acquisition related cost, Share-based compensation expense and Warrant contra revenue (if applicable). Management uses Adjusted EBITDA as a performance measure to analyze the performance of our business. Management believes that excluding these non-cash and other non-recurring items permits a more meaningful comparison and understanding of our strength and performance of our ongoing operations for our investors and analysts.

Adjusted EPS:

Adjusted EPS is a non-GAAP financial measure presenting the earnings generated by our ongoing operations that we believe is useful to investors in making meaningful comparisons to other companies, although our measure of Adjusted EPS may not be directly comparable to similar measures used by other companies, and period-over-period comparisons. Adjusted EPS is defined as our diluted earnings per common share attributable to StarTek shareholders adjusted to exclude the effects of the amortization of acquisition-related intangible assets, investments that investors may want to evaluate separately (such as based on fair value) and the impact of certain events, gains, losses or other charges that affect period-over-period comparisons. Acquisition-related intangible assets are recognized as a result of the application of Accounting Standards Codification Topic (“ASC”) 805, Business Combinations (such as customer relationships and Brand), and their amortization is significantly affected by the size and timing of our acquisitions.

Adjusted EBITDA:
	Three Months Ended March
	2020	2019
Net Loss	(25,981)	(3,157)
Income tax expense	2,876	385
Interest and other expense, net	1,586	4,814
Depreciation and amortization expense	7,093	7,304
Impairment losses and restructuring/exit cost	24,322	1,093
Share-based compensation expense	291	425
Warrant contra revenue	278	-
Adjusted EBITDA	10,465	10,864

Adjusted EPS:
	Three Months Ended March
	2020	2019
Loss attributable to Startek shareholders	(26,557)	(3,346)
Add: Share based compensation expense	291	425
Add: Amortization of intangible assets	2,582	2,628
Add: Warrant contra revenue	278	-
Add: Goodwill impairment loss	22,708	-
Adjusted net loss (non-GAAP)	(698)	(293)

Weighted average common shares outstanding - Basic & Diluted	38,528	37,522

Adjusted EPS - Basic & Diluted	(0.02)	(0.01)